EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements Nos. 333-221964 and 333-194943 on Form S-8 and Registration Statement No. 333-227546 on Form S-3 of our report dated April 3, 2019 relating to the consolidated financial statements of Trilogy Education Services, Inc. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, appearing in this Amendment No. 1 to Current Report on Form 8-K/A of 2U, Inc. dated July 30, 2019.

/s/ Deloitte & Touche LLP

New York, NY

July 30, 2019